EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON SHARE

                                     Column A        Column B         Column C
                                     Weighted
                                     Average                          Income Per
                                     Number of                         Common
                                      Shares            Net             Share
                                    Outstanding*       Income           (B/A)
                                    -----------      ---------         ---------
Nine months ended:
  February 28, 1998                   5,268,619      $383,394         $     .07
  February 28, 1997                   4,282,510       217,126               .05

Three months ended:
  February 28,1998                    5,262,628      $316,179          $    .06
  February 28,1997                    4,670,431       404,804               .09


                                   Nine Months Ended       Three Months Ended
                                      February 28,             February 28,
                                   1998          1997        1998         1997
                                   ----          ----        ----         ----
*Computation of weighted
  average number of common
  shares outstanding and
  common equivalent shares:

  Common shares outstanding
  at the beginning of the
  period                         5,135,548   4,013,765    5,086,456    4,013,765

Weighted average of common
  shares issued during the
  period                             1,520     189,560          --       575,000

Weighted average of common
  shares repurchased for the
  treasury during the period      (47,472)         --       (2,866)          --

Weighted average of the common
  equivalent shares attributable
  to stock options granted,
  computed under the treasury
  stock method                    179,023      79,185       179,038       81,666
                                ---------   ---------     ---------    ---------
Weighted average number of
  common and common
  equivalent shares             5,268,619   4,282,510     5,262,628    4,670,431
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